EXHIBIT 14.1

                [graphic of puraDYN FILTER TECHNOLOGIES, INC. ]

BUSINESS ETHICS AND CONFLICTS OF INTEREST STATEMENT OF puraDYN FILTER TECHNOLOGIES, INC. AND SUBSIDIARY COMPANIES (THE "COMPANY")

 Set forth below is the Business Ethics and Conflicts of Interest Statement for
                        puraDYN Filter Technologies, Inc.

CONFLICTS OF INTEREST

         The Company expects its directors, officers and employees, who have a duty of loyalty to the Company, to maintain their independence, conduct the Company's affairs on an arm's length basis, and not to engage in business or financial activities that may have any actual or apparent conflict of interests with those of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer, or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. If such a situation arises, employees must immediately report the circumstances to the Chairman of The Board, Joseph V. Vittoria, telephone:
561.523.2166, or Chairman of the Audit Committee, Michael Castellano, telephone:
484-557-6939.

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Any employee reporting any breach or violation of this policy will not be exposed or subject to any retribution or retaliation by any other employee or executive of puraDYN. Any explicit or implicit threats in this regard will not be tolerated by puraDYN. If any employee believes that they have been subject to any such threats or actions, these should be reported directly to the Chairman of the Board or the Chairman of the Audit Committee of puraDYN. The Chief Executive Officer and members of the Board of Directors must report any such circumstances to the Chairman of the Board or the Chairman of the Audit Committee.

It is not possible to identify every circumstance that may lead to a conflict of interest, but the following are common examples:

         o The holding by a director, officer, employee or any member of his or her immediate family, of any substantial financial interest in any company, business or other enterprise which has material business dealings with the Company. Interests of less than $10,000
             (USD) or which, regardless of value, amount to less than 1% of such company, business or enterprise, are not considered substantial.

         o The holding by any officer, director, employee or member of his or her immediate family, of any substantial financial interest in any company, business or enterprise which engages in any field of activity that is engaged in by the Company. Interests of less than $10,000 (USD) or which, regardless of value, amount to less than 1% of such competitive company, business or enterprise, are not considered substantial.

         o Acting as a director, officer, employee, or in any other capacity for any company, business or enterprise with which the Company has a competitive or any other significant business relationship.

         o Acceptance by a director, officer or employee, or any member of their family, of anything of value (lavish entertainment, trips, etc.) from suppliers or any company,

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         o   business or enterprise that has any material relationship with the
             Company. This Policy is not intended to include occasional light entertainment by the supplier or the exchange of non-monetary gifts, provided the value is nominal.

         o Knowingly competing with the Company in the purchase or sale of any kind of property, tangible or intangible, or by diverting from the Company, for your own or any other person's benefit or otherwise, a business opportunity in which the Company has or is likely to have an interest.

         o Use by any director, officer or employee, of Company assets (funds, facilities, equipment, know-how or personnel) for other than business purposes, or for any personal endeavors from which you might benefit.

         In the event that any of the foregoing relationships exist or arise, it is important that they be promptly brought to the attention of the Company's Chief Executive Officer or Chief Financial Officer No such relationship shall be permitted to exist, continue or develop, without the written consent of the Company's Chief Executive Officer or Chief Financial Officer.

UNAUTHORIZED USE OF CORPORATE FUNDS AND ASSETS

         The use of the Company's funds or assets for any unlawful or improper purpose is strictly prohibited. Examples include but are not limited to the diversion of corporate funds or assets for personal use, as well as illegal corporate political contributions to candidates, parties, or governmental officials and payments to induce government officials or customers to purchase the Company's goods and services. Legal corporate political contributions on behalf of the Company are also prohibited unless authorized in writing by the Chief Executive Officer or Chief Financial Officer. All such payments must be reported to the Chief Executive Officer or Chief Financial Officer and must be fully and accurately disclosed in the Company's books and records. All directors, officers or employees of the Company are responsible for

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adherence to this policy. In addition, the Company requires adherence to the following standards:

         o No undisclosed or unrecorded fund or asset of the Company shall be established for any purpose.

         o No false or artificial entries shall be made in the books or records of the Company for any reason, and no director, officer or employee shall engage in any arrangement that results in such a prohibited act.

         o No payment on behalf of the Company shall be approved or made with the intent or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.

         o Any director, officer or employee having information or knowledge of any unrecorded fund or asset or any prohibited act shall promptly report such matter to the Chief Executive Officer or Chief Financial Officer of the Company.

         All officers shall be responsible for the enforcement of and compliance with these policies, including the necessary distribution of this document to ensure employee knowledge, understanding and compliance.

UNAUTHORIZED USE AND DISCLOSURE OF CONFIDENTIAL AND INSIDE INFORMATION

         During the course of performing their duties, officers, directors and employees of the Company may come into possession of confidential information about the Company, including its business, financial condition and prospects. Due to the public market that exists for our stock, the Company and its officers, directors and employees could be in violation of applicable rules of the Securities and Exchange Commission if selective or premature public disclosure is made of material non-public information.

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         It is the Company's goal to protect shareholder investments through strict enforcement of the prohibition against insider trading set forth in federal securities laws and regulations. No director, officer or employee may buy or sell securities of puraDYN at a time when in possession of "material non-public information." (There is, however, an exception for trades made pursuant to certain pre-existing trading plans established in compliance with applicable law.) Passing such information to someone who may buy or sell securities is also prohibited. The prohibition on insider trading applies to puraDYN securities and material non-public information in the course of his or her duties for puraDYN. This prohibition also extends to certain non-employees who may learn about the "material non-public information" about the Company such as spouses, relatives, and close friends of directors, officers or employees. Insider trading is both unethical and illegal and will be dealt with firmly.

         Such violations could result in the imposition of sanctions against us and/or the persons responsible for disclosing the information, including forfeiture of profits realized, civil or criminal fines, suspensions or bars from serving as an officer or director of public companies and incarceration. To review the policy and for specific employee reporting procedures, employees should refer to the Company's policy regarding Inside Information.

         puraDYN has designated certain individuals as being responsible for disclosure of information to the public or to persons not within our management structure. No other officer, director or employee of puraDYN is authorized to disclose material non-public information, and no officer, director or employee is permitted to do so without the prior written consent of the Chief Executive Officer or Chief Financial Officer.

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FAIR DEALING

         Each director, officer and employee shall endeavor to deal fairly and in good faith with puraDYN customers, shareholders, employees, suppliers, regulators, business partners, competitors and other. No director, officer or employee shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair dealing practice.

CERTIFYING COMPLIANCE

         Annual certification of compliance with this policy is required of all directors, officers, and employees. The certification process will be initiated and coordinated by the Chief Financial Officer's office with the original certification documents held in that office with a copy retained in each person's personnel file.

Alan J. Sandler
Vice President/Chief Administrative Officer

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                                      CERTIFICATION

I hereby certify and acknowledge that:

(a) I have received, read and understand the Company's Business Ethics and Conflicts of Interest Statement;

(b) It is my responsibility to comply with the Company's Business Ethics and Conflicts of Interest Statement, and to assure that those reporting to me, if any, also comply;

(c) I am currently in compliance with the Company's Business Ethics and Conflicts of Interest Statement; and

(d) To the best of my knowledge, each director, officer and employee of the Company is in compliance with the Company's Business Ethics and Conflicts of Interest Statement.

                                                       _________________________
                                                       Signature

                                                       _________________________
                                                       Print Name

                                                       _________________________
                                                       Date

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